NEWS 1 www.facebook.com/ford www.medium.com/@fordwww.twitter.com/ford www.instagram.com/ford Ford Pro, Ford Blue Drive Solid Second-Quarter Results; Company Raises Expectations for Full-Year 2023 Profitability • Revenue increases 12% year-over-year to $45 billion; net income ($1.9 billion) and adjusted EBIT ($3.8 billion) also higher; cash and liquidity persistently strong • Appeal of Ford Pro to commercial customers produces 22% revenue growth; EBIT more than doubles to $2.4 billion, a 15% margin; software, repair services sales up • Ford Blue gas and hybrid business posts higher wholesales and revenue, reports $2.3 billion in EBIT; all-new global Ranger pickup even more popular, profitable • Ford Model e revenue up 39%; scaling, competitive pricing further establishing leadership ahead of industry’s next-generation EVs; now expecting to reach 600K run rate in 2024 • Company raises full-year 2023 guidance for adjusted EBIT to between $11 billion and $12 billion, and for adjusted free cash flow to between $6.5 billion and $7 billion DEARBORN, Mich., July 27, 2023 – Ford showed focus, speed and accountability in producing solid second-quarter 2023 operating results, while taking strategic actions that are expected to help create a high-performing business and long-term value for all stakeholders. “The shift to powerful digital experiences and breakthrough EVs is underway and going to be volatile, so being able to guide customers through and adapt to the pace of adoption are big advantages for us,” said Ford CEO Jim Farley. “Ford+ is making us more resilient, efficient and profitable, which you can see in Ford Pro’s breakout second-quarter revenue improvement (22%) and EBIT margin (15%).” Company Key Metrics Summary

2 Ford was again America’s top-selling brand in the quarter – net sales increased more than 11% – and for the first six months of 2023. Worldwide, demand for Ford’s fresh lineup of trucks, SUVs and commercial vans pushed second-quarter revenue up 12%, to $45 billion. Quarterly net income was $1.9 billion, nearly three times higher than in the year-ago period and a 4% margin. Adjusted earnings before interest and taxes, or EBIT, grew to $3.8 billion or 8.4% of revenue. Cash flow from operations and adjusted free cash flow continued to be strong, at $5.0 billion and $2.9 billion, respectively. So was Ford’s balance sheet, with nearly $30 billion of cash and more than $47 billion of liquidity at the end of Q2, both of them up sequentially and year-over-year. CFO John Lawler reiterated that the company has ample resources to simultaneously fund disciplined investment in growth and return capital to shareholders – for the latter, targeting 40% to 50% of adjusted free cash flow. On July 13, Ford’s board of directors declared the latest regular dividend of 15 cents per share, payable Sept. 1 to shareholders of record at the close of business on July 25. Business Segment Highlights In the second quarter, Ford Pro – with a winning combination of vehicles, software and services that generates value for commercial customers and pricing power for Ford – turned 8% growth in product shipments into a 22% jump in revenue. The business unit’s $2.4 billion in EBIT was more than twice its profitability a year ago and represented a 15% margin. Customer deliveries of the all-new Super Duty work truck had an immediate effect on Ford Pro’s performance, with quarterly U.S. sales of Super Duty up 28%. Global revenue from both gas- powered Transit and electric E-Transit commercial vans was also up. Commercial customers are also beneficiaries of Ford’s digital innovation and rapidly expanding software and services. Ford Pro accounts for more than 80% of the company’s nearly 550,000 paid software and services subscribers, to date, including solutions for fleet management, telematics and EV charging.

3 Ford Blue – which engineers, makes and sells highly popular gas and hybrid vehicles, including specialized derivative models – improved its performance in every region. The appeal and pricing power of Ford Blue’s iconic products helped account for growth in wholesales and revenue, and $2.3 billion in EBIT. Segment initiatives to improve quality and reduce costs are expected to further raise its effectiveness and profitability over time. In May, Ford Blue and Ford Pro together launched the fully redesigned, highly connected 2024 Ford Ranger. Ranger is a vital part of Ford’s global pickup leadership and is sold in more than 180 markets. Revenue from Ford Model e’s first-generation electric vehicles increased 39% in the second quarter; sequentially, revenue more doubled. “The near-term pace of EV adoption will be a little slower than expected, which is going to benefit early movers like Ford,” Farley said. “EV customers are brand loyal and we’re winning lots of them with our high-volume, first-generation products; we’re making smart investments in capabilities and capacity around the world; and, while others are trying to catch up, we have clean-sheet, next-generation products in advanced development that will blow people away.” Farley said that Ford now expects to reach a 600,000-unit EV production run rate during 2024 and will maintain flexibility, balancing growth and profitability, on the way to attaining a two- million run rate. Last week, citing increasing production capacity at the Rouge Electric Vehicle Center in Michigan, continued work on cost scaling and improving prices for EV battery raw materials, Ford announced lower suggested retail prices for the all-electric F-150 Lightning pickup truck. In April, Ford Model e announced a plan to transform Ford’s existing complex in Oakville, Ont., Canada for high-volume EV manufacturing – assembling battery packs and installing them in next-generation electric vehicles produced on the same campus. Also during the second quarter, the company: • Opened the Ford Cologne Electrification Center in Germany, its first carbon-neutral factory and home of the forthcoming, all-new Ford Explorer for Europe • Completed capacity expansion for the Mustang Mach-E in Cuautitlan, Mexico, and initiated another enlargement of the Rouge facility • Made substantial progress on construction of a next-generation EV pickup plant in West Tennessee, and three joint-venture battery manufacturing facilities in Tennessee and Kentucky, and • Started site preparation for a wholly-owned plant in Michigan that will produce lithium iron phosphate, or LFP, EV batteries. The in-company Ford Model e startup is also responsible for advanced digital platforms and software across all Ford product lines. A primary example is the BlueCruise Level 2 advanced driver-assistance system, which through the first half of 2023 had enabled more than 1.4 million hours of hands-free driving for customers across North America. Ford Credit generated earnings before taxes of $390 million, down from a year ago, as expected, reflecting lower financing margin, the nonrecurrence of credit losses reserve releases and a decline in residual values of leased vehicles – all of which were anticipated in the company’s full-year outlook.

4 Lawler said the Ford+ plan is designed to turn great value for customers into the same for shareholders and other stakeholders by “breaking Ford out of the cycle of low margins and high capital that’s typified traditional automakers for way too long.” “We’ve got big ambitions, our approach is different from anyone else’s and we’re doubling down where we have competitive advantages – in trucks, SUVs and commercial vans,” he said. “We think doing that, raising quality and lowering costs can earn us the kind of profitable growth and valuation that best-in-class, technology-led industrial companies command.” Outlook Ford is lifting its guidance range for full-year 2023 consolidated adjusted EBIT to between $11 billion and $12 billion. Likewise, the company is raising its expectations for full-year adjusted free cash flow to between $6.5 billion and $7 billion, with capital expenditures of between $8 billion and $9 billion. The guidance presumes: • Headwinds including global economic uncertainty and inflationary pressures, higher industrywide customer incentives and continued EV pricing pressure, increased warranty costs, lower past service pension income, exchange rates and costs associated with union contract negotiations, along with • Tailwinds comprising an improved supply chain, higher industry volumes, upside from the all-new Super Duty and lower commodity costs. For its transparent, customer-centered business units, Ford now expects full-year EBIT: • Approaching $8 billion for Ford Pro, more than double in 2022, from significant year-over- year improvement in pricing and volume • Of about $8 billion from Ford Blue, with higher volumes and stronger mix more than offsetting any potential pricing headwinds, and • To be a loss of about $4.5 billion for Ford Model e, reflecting the pricing environment, disciplined investments in new products and capacity, and other costs. Full-year EBT for Ford Credit is anticipated to be about $1.3 billion. The company plans to report third-quarter 2023 financial results on Thursday, Oct. 26. # # # About Ford Motor Company Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company’s Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services. The company does that through three customer- centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough EVs along with embedded software that defines exceptional digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, Ford is pursuing mobility solutions through Ford Next, and provides financial services through Ford Motor Credit Company. Ford employs about 177,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com.

Contacts:

	Media	Equity Investment Community	Fixed-Income Investment Community	Shareholder Inquiries
	T.R. Reid	Lynn Antipas Tyson	Christopher Conti	1.800.555.5259 or
	1.313.319.6683	1.914.485.1150	1.313.418.1673	1.313.845.8540
	treid22@ford.com	ltyson4@ford.com	cconti5@ford.com	stockinf@ford.com

Conference Call Details

Ford Motor Company (NYSE: F) and Ford Motor Credit Company released their 2023 second-quarter financial results at 4:05 p.m. ET on Thursday, July 27. Following the release, at 5:00 p.m. ET, Jim Farley, Ford president and chief executive officer; John Lawler, Ford chief financial officer; and other members of the Ford senior leadership team will host a conference call to discuss the results in the context of the company's ambitious Ford+ plan for growth and value creation. The presentation and supporting materials will be available at shareholder.ford.com. Representatives of the investment community will be able to ask questions on the call.

Ford Second-Quarter Earnings Call: Thursday, July 27, at 5:00 p.m. ET

Toll-Free: 844.282.4573
International: +1.412.317.5617
Registration Link (option, speeds login): Ford Earnings Call
Webcast: shareholder.ford.com

Replay

Available after 8:00 p.m. ET on Thursday, July 27, and through Thursday, Aug. 3
Webcast: shareholder.ford.com
Toll-Free: (U.S.) 877.344.7529
(Canada) 855.669.9658
International: +1.412.317.0088
Conference ID: 1732240
Webcast: shareholder.ford.com

The following applies to the information throughout this release:

- See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as "adjusted" to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles ("GAAP").
- Wholesale unit and production volumes include Ford and Lincoln brand vehicles produced and sold by Ford or our unconsolidated affiliates and Jiangling Motors Corporation ("JMC") brand vehicles produced and sold in China by our unconsolidated affiliate. Revenue does not include vehicles produced and sold by our unconsolidated affiliates. Wholesales and revenue exclude transactions between the Ford Blue, Ford Model e and Ford Pro business segments. See materials supporting the July 27, 2023, conference call at shareholder.ford.com for further discussion of wholesale unit volumes.

5

6 Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford and Ford Credit’s financial condition and results of operations have been and may continue to be adversely affected by public health issues, including epidemics or pandemics such as COVID-19; • Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule and specifications, and a shortage of or inability to acquire key components, such as semiconductors, or raw materials, such as lithium, cobalt, nickel, graphite, and manganese, can disrupt Ford’s production of vehicles; • To facilitate access to the raw materials necessary for the production of electric vehicles, Ford has entered into, and expects to continue to enter into, multi-year commitments to raw material suppliers that subject Ford to risks associated with lower future demand for such materials as well as costs that fluctuate and are difficult to accurately forecast; • Ford’s long-term competitiveness depends on the successful execution of Ford+; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, restructurings, or new business strategies; • Operational systems, security systems, vehicles, and services could be affected by cyber incidents, ransomware attacks, and other disruptions and impact Ford and Ford Credit as well as their suppliers and dealers; • Ford’s production, as well as Ford’s suppliers’ production, and/or the ability to deliver products to consumers could be disrupted by labor issues, natural or man-made disasters, adverse effects of climate change, financial distress, production difficulties, capacity limitations, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract and retain talented, diverse, and highly skilled employees is critical to its success and competitiveness; • Ford’s new and existing products and digital, software, and physical services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and digital and software services industries and its reputation may be harmed if it is unable to achieve the initiatives it has announced; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • With a global footprint, Ford’s results could be adversely affected by economic or geopolitical developments, including protectionist trade policies such as tariffs, or other events; • Industry sales volume can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event;

7 • Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors; • Inflationary pressure and fluctuations in commodity and energy prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • The impact of government incentives on Ford’s business could be significant, and Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and OPEB plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford and Ford Credit could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans and facilities to comply with safety, emissions, fuel economy, autonomous driving technology, environmental, and other regulations; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, and data protection laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

8 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended June 30, 2022 2023 First Half (unaudited) Cash flows from operating activities Net income/(loss) $ (2,481) $ 3,679 Depreciation and tooling amortization 3,774 3,775 Other amortization (608) (554) Provision for/(Benefit from) credit and insurance losses (107) 212 Pension and other postretirement employee benefits (“OPEB”) expense/(income) (400) 612 Equity method investment dividends received in excess of (earnings)/losses and impairments 171 142 Foreign currency adjustments 60 (97) Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments 7,974 163 Net (gain)/loss on changes in investments in affiliates 146 (17) Stock compensation 170 238 Provision for/(Benefit from) deferred income taxes (1,160) 3 Decrease/(Increase) in finance receivables (wholesale and other) (4,611) (1,473) Decrease/(Increase) in accounts receivable and other assets (1,856) (1,793) Decrease/(Increase) in inventory (2,507) (3,354) Increase/(Decrease) in accounts payable and accrued and other liabilities 3,180 6,134 Other 118 165 Net cash provided by/(used in) operating activities 1,863 7,835 Cash flows from investing activities Capital spending (3,069) (3,729) Acquisitions of finance receivables and operating leases (20,749) (26,231) Collections of finance receivables and operating leases 24,139 22,517 Purchases of marketable securities and other investments (8,065) (4,860) Sales and maturities of marketable securities and other investments 11,257 7,584 Settlements of derivatives 156 (32) Capital contributions to equity method investments (36) (1,047) Other 509 (359) Net cash provided by/(used in) investing activities 4,142 (6,157) Cash flows from financing activities Cash payments for dividends and dividend equivalents (807) (3,794) Purchases of common stock — — Net changes in short-term debt 595 (658) Proceeds from issuance of long-term debt 18,868 26,401 Payments of long-term debt (24,697) (22,213) Other (199) (197) Net cash provided by/(used in) financing activities (6,240) (461) Effect of exchange rate changes on cash, cash equivalents, and restricted cash (368) 66 Net increase/(decrease) in cash, cash equivalents, and restricted cash $ (603) $ 1,283 Cash, cash equivalents, and restricted cash at beginning of period $ 20,737 $ 25,340 Net increase/(decrease) in cash, cash equivalents, and restricted cash (603) 1,283 Cash, cash equivalents, and restricted cash at end of period $ 20,134 $ 26,623

9 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions, except per share amounts) For the periods ended June 30, 2022 2023 2022 2023 Second Quarter First Half (unaudited) Revenues Company excluding Ford Credit $ 37,934 $ 42,427 $ 70,129 $ 81,512 Ford Credit 2,256 2,527 4,537 4,916 Total revenues 40,190 44,954 74,666 86,428 Costs and expenses Cost of sales 33,191 37,471 62,227 72,140 Selling, administrative, and other expenses 2,759 2,750 5,499 5,256 Ford Credit interest, operating, and other expenses 1,372 2,272 2,729 4,458 Total costs and expenses 37,322 42,493 70,455 81,854 Operating income/(loss) 2,868 2,461 4,211 4,574 Interest expense on Company debt excluding Ford Credit 312 304 620 612 Other income/(loss), net (1,823) 255 (6,673) 479 Equity in net income/(loss) of affiliated companies 58 (124) 25 6 Income/(Loss) before income taxes 791 2,288 (3,057) 4,447 Provision for/(Benefit from) income taxes 153 272 (576) 768 Net income/(loss) 638 2,016 (2,481) 3,679 Less: Income/(Loss) attributable to noncontrolling interests (29) 99 (38) 5 Net income/(loss) attributable to Ford Motor Company $ 667 $ 1,917 $ (2,443) $ 3,674 EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ 0.17 $ 0.48 $ (0.61) $ 0.92 Diluted income/(loss) 0.16 0.47 (0.61) 0.91 Weighted-average shares used in computation of earnings/(loss) per share Basic shares 4,021 4,003 4,014 3,996 Diluted shares 4,052 4,041 4,014 4,035

10 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2022 June 30, 2023 (unaudited) ASSETS Cash and cash equivalents $ 25,134 $ 26,406 Marketable securities 18,936 16,415 Ford Credit finance receivables, net of allowance for credit losses of $255 and $260 38,720 42,557 Trade and other receivables, less allowances of $105 and $101 15,729 14,482 Inventories 14,080 17,703 Other assets 3,877 4,149 Total current assets 116,476 121,712 Ford Credit finance receivables, net of allowance for credit losses of $590 and $613 49,903 52,567 Net investment in operating leases 22,772 21,662 Net property 37,265 38,503 Equity in net assets of affiliated companies 2,798 3,578 Deferred income taxes 15,552 15,860 Other assets 11,118 12,109 Total assets $ 255,884 $ 265,991 LIABILITIES Payables $ 25,605 $ 27,749 Other liabilities and deferred revenue 21,097 23,925 Debt payable within one year Company excluding Ford Credit 730 410 Ford Credit 49,434 48,931 Total current liabilities 96,866 101,015 Other liabilities and deferred revenue 25,497 25,754 Long-term debt Company excluding Ford Credit 19,200 19,169 Ford Credit 69,605 74,726 Deferred income taxes 1,549 1,721 Total liabilities 212,717 222,385 EQUITY Common Stock, par value $0.01 per share (4,084 million shares issued of 6 billion authorized) 41 41 Class B Stock, par value $0.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 22,832 23,029 Retained earnings 31,754 31,577 Accumulated other comprehensive income/(loss) (9,339) (8,924) Treasury stock (2,047) (2,047) Total equity attributable to Ford Motor Company 43,242 43,677 Equity attributable to noncontrolling interests (75) (71) Total equity 43,167 43,606 Total liabilities and equity $ 255,884 $ 265,991

SUPPLEMENTAL INFORMATION

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Ford Blue, Ford Model e, Ford Pro, and Ford Next reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions):

	For the period ended June 30, 2023			
	First Half			
Cash flows from operating activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Net income/(loss)	$ 3,144	$ 535	$ —	$ 3,679
Depreciation and tooling amortization	2,640	1,135	—	3,775
Other amortization	(8)	(546)	—	(554)
Provision for/(Benefit from) credit and insurance losses	55	157	—	212
Pension and OPEB expense/(income)	612	—	—	612
Equity method investment dividends received in excess of (earnings)/losses and impairments	146	(4)	—	142
Foreign currency adjustments	(92)	(5)	—	(97)
Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments	175	(12)	—	163
Net (gain)/loss on changes in investments in affiliates	(17)	—	—	(17)
Stock compensation	232	6	—	238
Provision for/(Benefit from) deferred income taxes	(10)	13	—	3
Decrease/(Increase) in finance receivables (wholesale and other)	—	(1,473)	—	(1,473)
Decrease/(Increase) in intersegment receivables/payables	261	(261)	—	—
Decrease/(Increase) in accounts receivable and other assets	(1,750)	(43)	—	(1,793)
Decrease/(Increase) in inventory	(3,354)	—	—	(3,354)
Increase/(Decrease) in accounts payable and accrued and other liabilities	6,068	66	—	6,134
Other	245	(80)	—	165
Interest supplements and residual value support to Ford Credit	(1,719)	1,719	—	—
Net cash provided by/(used in) operating activities	$ 6,628	$ 1,207	$ —	$ 7,835

Cash flows from investing activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Capital spending	$ (3,691)	$ (38)	$ —	$ (3,729)
Acquisitions of finance receivables and operating leases	—	(26,231)	—	(26,231)
Collections of finance receivables and operating leases	—	22,517	—	22,517
Purchases of marketable and other investments	(3,164)	(1,696)	—	(4,860)
Sales and maturities of marketable securities and other investments	5,974	1,610	—	7,584
Settlements of derivatives	20	(52)	—	(32)
Capital contributions to equity method investments	(1,047)	—	—	(1,047)
Other	(359)	—	—	(359)
Investing activity (to)/from other segments	—	1	(1)	—
Net cash provided by/(used in) investing activities	$ (2,267)	$ (3,889)	$ (1)	$ (6,157)

Cash flows from financing activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Cash payments for dividends and dividend equivalents	$ (3,794)	$ —	$ —	$ (3,794)
Purchases of common stock	—	—	—	—
Net changes in short-term debt	(104)	(554)	—	(658)
Proceeds from issuance of long-term debt	—	26,401	—	26,401
Payments of long-term debt	(138)	(22,075)	—	(22,213)
Other	(102)	(95)	—	(197)
Financing activity to/(from) other segments	(1)	—	1	—
Net cash provided by/(used in) financing activities	$ (4,139)	$ 3,677	$ 1	$ (461)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	$ (11)	$ 77	$ —	$ 66

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12 Selected Income Statement Information. The following table provides supplemental income statement information (in millions): For the period ended June 30, 2023 Second Quarter Company excluding Ford Credit Ford Credit Consolidated Revenues $ 42,427 $ 2,527 $ 44,954 Total costs and expenses 40,221 2,272 42,493 Operating income/(loss) 2,206 255 2,461 Interest expense on Company debt excluding Ford Credit 304 — 304 Other income/(loss), net 127 128 255 Equity in net income/(loss) of affiliated companies (131) 7 (124) Income/(Loss) before income taxes 1,898 390 2,288 Provision for/(Benefit from) income taxes 177 95 272 Net income/(loss) 1,721 295 2,016 Less: Income/(Loss) attributable to noncontrolling interests 99 — 99 Net income/(loss) attributable to Ford Motor Company $ 1,622 $ 295 $ 1,917 For the period ended June 30, 2023 First Half Company excluding Ford Credit Ford Credit Consolidated Revenues $ 81,512 $ 4,916 $ 86,428 Total costs and expenses 77,396 4,458 81,854 Operating income/(loss) 4,116 458 4,574 Interest expense on Company debt excluding Ford Credit 612 — 612 Other income/(loss), net 258 221 479 Equity in net income/(loss) of affiliated companies (8) 14 6 Income/(Loss) before income taxes 3,754 693 4,447 Provision for/(Benefit from) income taxes 610 158 768 Net income/(loss) 3,144 535 3,679 Less: Income/(Loss) attributable to noncontrolling interests 5 — 5 Net income/(loss) attributable to Ford Motor Company $ 3,139 $ 535 $ 3,674

Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions):

	June 30, 2023			
Assets	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Cash and cash equivalents	$ 14,945	$ 11,461	$ —	$ 26,406
Marketable securities	14,809	1,606	—	16,415
Ford Credit finance receivables, net	—	42,557	—	42,557
Trade and other receivables, net	5,070	9,412	—	14,482
Inventories	17,703	—	—	17,703
Other assets	2,775	1,374	—	4,149
Receivable from other segments	353	1,761	(2,114)	—
Total current assets	55,655	68,171	(2,114)	121,712
Ford Credit finance receivables, net	—	52,567	—	52,567
Net investment in operating leases	1,022	20,640	—	21,662
Net property	38,250	253	—	38,503
Equity in net assets of affiliated companies	3,464	114	—	3,578
Deferred income taxes	15,685	175	—	15,860
Other assets	10,889	1,220	—	12,109
Receivable from other segments	—	15	(15)	—
Total assets	$ 124,965	$ 143,155	$ (2,129)	$ 265,991

Liabilities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Payables	$ 26,711	$ 1,038	$ —	$ 27,749
Other liabilities and deferred revenue	21,037	2,888	—	23,925
Debt payable within one year	410	48,931	—	49,341
Payable to other segments	2,114	—	(2,114)	—
Total current liabilities	50,272	52,857	(2,114)	101,015
Other liabilities and deferred revenue	23,659	2,095	—	25,754
Long-term debt	19,169	74,726	—	93,895
Deferred income taxes	753	968	—	1,721
Payable to other segments	15	—	(15)	—
Total liabilities	$ 93,868	$ 130,646	$ (2,129)	$ 222,385

13

14 Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying operating results and trends, and a means to compare our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income / (Loss) attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it focuses on underlying operating results and trends, and improves comparability of our period-over-period results. Our management ordinarily excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) gains and losses on investments in equity securities, (iii) significant personnel expenses, supplier- and dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty, including gains and losses on pension and OPEB remeasurements and on investments in equity securities. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income / (Loss) Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings / (Loss) Per Share (Most Comparable GAAP Measure: Earnings / (Loss) Per Share) – Measure of Company’s diluted net earnings / (loss) per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of earnings from ongoing operating activities. When we provide guidance for adjusted earnings / (loss) per share, we do not provide guidance on an earnings / (loss) per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Company excluding Ford Credit capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, restructuring actions, and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by / (used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities. • Adjusted ROIC Calculated as the sum of adjusted net operating profit / (loss) after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit / (loss) after-cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension / OPEB liability. Note: Calculated results may not sum due to rounding

Net Income / (Loss) Reconciliation To Adjusted EBIT ($M)

	Second Quarter		First Half		Memo:
	2022	2023	2022	2023	FY 2022
Net income / (loss) attributable to Ford (GAAP)	$ 667	$ 1,917	$ (2,443)	$ 3,674	$ (1,981)
Income / (Loss) attributable to non-controlling interests	(29)	99	(38)	5	(171)
Net income / (loss)	$ 638	$ 2,016	$ (2,481)	$ 3,679	$ (2,152)
Less: (Provision for) / Benefit from income taxes	(153)	(272)	576	(768)	864
Income / (Loss) before income taxes	$ 791	$ 2,288	$ (3,057)	$ 4,447	$ (3,016)
Less: Special items pre-tax	(2,619)	(1,194)	(8,485)	(2,106)	(12,172)
Income / (Loss) before special items pre-tax	$ 3,410	$ 3,482	$ 5,428	$ 6,553	$ 9,156
Less: Interest on debt	(312)	(304)	(620)	(612)	(1,259)
Adjusted EBIT (Non-GAAP)	$ 3,722	$ 3,786	$ 6,048	$ 7,165	$ 10,415
Memo:					
Revenue ($B)	$ 40.2	$ 45.0	$ 74.7	$ 86.4	$ 158.1
Net income / (loss) margin (GAAP) (%)	1.7%	4.3%	(3.3)%	4.3%	(1.3)%
Adjusted EBIT margin (Non-GAAP) (%)	9.3%	8.4%	8.1%	8.3%	6.6%

Earnings / (Loss) Per Share Reconciliation To Adjusted Earnings / (Loss) Per Share

	Second Quarter		First Half	
	2022	2023	2022	2023
Diluted After-Tax Results ($M)				
Diluted after-tax results (GAAP)	$ 667	$ 1,917	$ (2,443)	$ 3,674
Less: Impact of pre-tax and tax special items (a)	(2,082)	(1,012)	(6,756)	(1,722)
Adjusted net income – diluted (Non-GAAP)	$ 2,749	$ 2,929	$ 4,313	$ 5,396
Basic and Diluted Shares (M)				
Basic shares (average shares outstanding)	4,021	4,003	4,014	3,996
Net dilutive options, unvested restricted stock units, unvested restricted stock shares, and convertible debt	31	38	43	39
Diluted shares	4,052	4,041	4,057	4,035
Earnings / (Loss) per share – diluted (GAAP) (b)	$ 0.16	$ 0.47	$ (0.61)	$ 0.91
Less: Net impact of adjustments	(0.52)	(0.25)	(1.67)	(0.43)
Adjusted earnings per share – diluted (Non-GAAP)	$ 0.68	$ 0.72	$ 1.06	$ 1.34

a. For 2023, includes adjustment for noncontrolling interest
b. For the First Half 2022, there were 43M shares excluded from the calculation of diluted earnings / (loss) per share, due to their anti-dilutive effect

15

Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2023		Memo:
	Q2	First Half	Full Year 2022
Pre-Tax Results ($M)			
Income / (Loss) before income taxes (GAAP)	$ 2,288	$ 4,447	$ (3,016)
Less: Impact of special items	(1,194)	(2,106)	(12,172)
Adjusted earnings before taxes (Non-GAAP)	$ 3,482	$ 6,553	$ 9,156
Taxes ($M)			
(Provision for) / Benefit from income taxes (GAAP)	$ (272)	$ (768)	$ 864
Less: Impact of special items*	177	321	2,573
Adjusted (provision for) / benefit from income taxes (Non-GAAP)	$ (449)	$ (1,089)	$ (1,709)
Tax Rate (%)			
Effective tax rate (GAAP)	11.9%	17.3%	28.6%
Adjusted effective tax rate (Non-GAAP)	12.9%	16.6%	18.7%

* 2022 reflects the tax consequences of unrealized losses on marketable securities and fourth quarter favorable changes in our valuation allowances

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	2022				2023		First Half	
	Q1	Q2	Q3	Q4	Q1	Q2	2022	2023
Net cash provided by / (Used in) operating activities (GAAP)	$ (1,084)	$ 2,947	$ 3,812	$ 1,178	$ 2,800	$ 5,035	$ 1,863	$ 7,835
Less: Items Not Included in Company Adjusted Free Cash Flows								
Ford Credit operating cash flows	(419)	(1,340)	(439)	(3,218)	626	581	(1,759)	1,207
Funded pension contributions	(174)	(154)	(130)	(109)	(125)	(109)	(328)	(234)
Restructuring (including separations)*	(176)	(137)	(179)	(343)	(81)	(118)	(313)	(199)
Ford Credit tax payments / (refunds) under tax sharing agreement	-	-	22	125	(5)	-	-	(5)
Other, net	(20)	20	(150)	92	(140)	(73)	-	(213)
Add: Items Included in Company Adjusted Free Cash Flows								
Company excluding Ford Credit capital spending	(1,349)	(1,503)	(1,613)	(2,046)	(1,760)	(1,927)	(2,852)	(3,687)
Ford Credit distributions	1,000	600	500	-	-	-	1,600	-
Settlement of derivatives	64	(36)	26	(144)	(72)	92	28	20
Company adjusted free cash flow (Non-GAAP)	$ (580)	$ 3,619	$ 3,601	$ 2,441	$ 693	$ 2,919	$ 3,039	$ 3,612

* Restructuring excludes cash flows reported in investing activities

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17 Adjusted ROIC ($B) Four Quarters Four Quarters Ending Q2 2022 Ending Q2 2023 Adjusted Net Operating Profit / (Loss) After Cash Tax Net income / (loss) attributable to Ford 11.7$ 4.1$ Add: Non-controlling interest 0.0 (0.2) Less: Income tax 1.6 (0.5) Add: Cash tax (0.7) (1.0) Less: Interest on debt (1.5) (1.3) Less: Total pension / OPEB income / (cost) 4.5 (0.6) Add: Pension / OPEB service costs (1.0) (0.7) Net operating profit / (loss) after cash tax 5.4$ 4.5$ Less: Special items (excl. pension / OPEB) pre-tax (3.0) (5.1) Adj. net operating profit / (loss) after cash tax 8.3$ 9.6$ Invested Capital Equity 44.2$ 43.6$ Debt (excl. Ford Credit) 19.4 19.6 Net pension and OPEB liability 5.2 4.6 Invested capital (end of period) 68.8$ 67.8$ Average invested capital 72.0$ 67.6$ ROIC (a) 7.4% 6.7% Adjusted ROIC (Non-GAAP) (b) 11.6% 14.2% a. Calculated as the sum of net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters b. Calculated as the sum of adjusted net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

18 Special Items ($B) Restructuring (by Geography) 2022 2023 2022 2023 Europe (0.0)$ (0.1)$ (0.0)$ (0.4)$ China (0.0) (0.4) (0.0) (0.8) Ford Credit - Brazil (0.0) - (0.2) - Other (0.1) (0.2) (0.1) (0.1) Subtotal Restructuring (0.1)$ (0.7)$ (0.3)$ (1.3)$ Pension and OPEB Gain / (Loss) Pension and OPEB remeasurement (0.0)$ (0.1)$ (0.0)$ (0.2)$ Pension Settlements and curtailments - (0.1) - (0.1) Subtotal Pension and OPEB Gain / (Loss) (0.0)$ (0.1)$ (0.0)$ (0.3)$ Other Items Gain / (loss) on Rivian investment (2.4)$ (0.0)$ (7.9)$ (0.0)$ Transit Connect customs matter - (0.3) - (0.3) Russia suspension of operations / asset write-off 0.0 - (0.1) - Patent matters related to prior calendar years 0.0 0.0 (0.1) 0.0 Other (including gains / (losses) on investments) (0.0) (0.1) - (0.2) Subtotal Other Items (2.5)$ (0.4)$ (8.1)$ (0.5)$ Total EBIT Special Items (2.6)$ (1.2)$ (8.5)$ (2.1)$ Second Quarter First Half

19 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the periods ended June 30, 2022 2023 2022 2023 Second Quarter First Half (unaudited) Financing revenue Operating leases $ 1,166 $ 1,029 $ 2,377 $ 2,078 Retail financing 874 1,013 1,780 1,942 Dealer financing 221 600 385 1,104 Other financing 15 31 22 58 Total financing revenue 2,276 2,673 4,564 5,182 Depreciation on vehicles subject to operating leases (549) (555) (1,064) (1,114) Interest expense (657) (1,530) (1,268) (2,922) Net financing margin 1,070 588 2,232 1,146 Other revenue Insurance premiums earned 17 29 32 55 Fee based revenue and other 55 53 78 74 Total financing margin and other revenue 1,142 670 2,342 1,275 Expenses Operating expenses 307 340 655 660 Provision for/(Benefit from) credit losses (56) 40 (120) 117 Insurance expenses 9 35 2 40 Total expenses 260 415 537 817 Other income/(loss), net 21 126 (148) 226 Income before income taxes 903 381 1,657 684 Provision for/(Benefit from) income taxes 99 95 184 158 Net income $ 804 $ 286 $ 1,473 $ 526

20 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2022 June 30, 2023 (unaudited) ASSETS Cash and cash equivalents $ 10,393 $ 11,461 Marketable securities 1,493 1,606 Finance receivables, net Retail installment contracts, dealer financing, and other financing 94,090 98,566 Finance leases 6,423 6,868 Total finance receivables, net of allowance for credit losses of $845 and $873 100,513 105,434 Net investment in operating leases 21,821 20,640 Notes and accounts receivable from affiliated companies 793 948 Derivative financial instruments 987 1,054 Other assets 2,576 2,647 Total assets $ 138,576 $ 143,790 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 1,097 $ 1,038 Affiliated companies 581 489 Total accounts payable 1,678 1,527 Debt 119,039 123,657 Deferred income taxes 921 968 Derivative financial instruments 3,026 2,876 Other liabilities and deferred revenue 2,035 2,253 Total liabilities 126,699 131,281 SHAREHOLDER’S INTEREST Shareholder’s interest 5,166 5,166 Accumulated other comprehensive income/(loss) (1,017) (911) Retained earnings 7,728 8,254 Shareholder’s interest attributable to Ford Motor Credit Company 11,877 12,509 Shareholder’s interest attributable to noncontrolling interests — — Total shareholder’s interest 11,877 12,509 Total liabilities and shareholder’s interest $ 138,576 $ 143,790

21 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended June 30, 2022 2023 First Half (unaudited) Cash flows from operating activities Net income $ 1,473 $ 526 Provision for/(Benefit from) credit losses (120) 117 Depreciation and amortization 1,395 1,407 Amortization of upfront interest supplements (987) (842) Net change in deferred income taxes 192 13 Net change in other assets (521) (188) Net change in other liabilities 369 32 All other operating activities 126 (21) Net cash provided by/(used in) operating activities 1,927 1,044 Cash flows from investing activities Purchases of finance receivables (15,513) (20,432) Principal collections of finance receivables 19,135 18,196 Purchases of operating lease vehicles (4,515) (4,373) Proceeds from termination of operating lease vehicles 5,207 4,555 Net change in wholesale receivables and other short-duration receivables (4,613) (1,497) Purchases of marketable securities and other investments (2,683) (1,696) Proceeds from sales and maturities of marketable securities and other investments 2,606 1,610 Settlements of derivatives 128 (52) All other investing activities (85) (36) Net cash provided by/(used in) investing activities (333) (3,725) Cash flows from financing activities Proceeds from issuances of long-term debt 17,924 26,401 Payments of long-term debt (22,089) (22,075) Net change in short-term debt (237) (554) Cash distributions to parent (1,600) — All other financing activities (48) (96) Net cash provided by/(used in) financing activities (6,050) 3,676 Effect of exchange rate changes on cash, cash equivalents, and restricted cash (229) 77 Net increase/(decrease) in cash, cash equivalents and restricted cash $ (4,685) $ 1,072 Cash, cash equivalents, and restricted cash at beginning of period $ 11,091 $ 10,520 Net increase/(decrease) in cash, cash equivalents, and restricted cash (4,685) 1,072 Cash, cash equivalents, and restricted cash at end of period $ 6,406 $ 11,592